UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2008

DOMINION HOMES, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-23270	31-1393233
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 Tuttle Crossing Boulevard, P.O. Box 4900, Dublin, Ohio	43016-0993
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 356-5000

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 6 to Third Amended and Restated Credit Agreement

Effective January 14, 2008, Dominion Homes, Inc. (the “Company”), and all of the participating lenders, the Huntington National Bank as Administrative Agent, and Silver Point Finance, LLC, as Senior Administrative Agent entered into Amendment No. 6 (the “Sixth Amendment”) to the Third Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of December 29, 2006. The Company’s availability to borrow under the Credit Agreement is subject to certain borrowing base limitations. The Sixth Amendment modifies certain terms of the Credit Agreement to allow the Company to borrow up to the lesser of (i) $10,750,000 in excess of the borrowing base limitation, or (ii) an amount equal to $210,750,000 minus the aggregate principal of the Company’s Term Loans (other than any Term B Loan PIK Amount (as defined in the Credit Agreement) added to the principal balance of the Term B Loans from and after September 30, 2007) and Revolving Loans (including overadvances) outstanding under the Credit Agreement. Any such overadvance borrowings must be paid in full at the earlier of (i) one business day after the Company receives written notice from the Senior Administrative Agent that the lenders have elected in their sole discretion to discontinue the availability of overadvance borrowings, or (ii) December 29, 2010.

The effect of the modifications set forth in the Sixth Amendment, as described above, is to provide the Company with an additional $3,500,000 in borrowing capacity under the Credit Agreement.

The above description is qualified in its entirety by reference to the full text of the Sixth Amendment, which is attached hereto and incorporated by reference herein as Exhibit 99.1, and the full text of the Credit Agreement, as amended by the First, Second, Third, Fourth and Fifth Amendments thereto, each of which are incorporated by reference to the Company’s Forms 8-K filed on January 3, 2007, January 29, 2007, March 8, 2007, September 17, 2007, September 27, 2007 and October 31, 2007, respectively.

Agreement and Plan of Merger

On January 18, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dominion Holding Corp., a Delaware corporation (“Parent”), and Dominion Merger Corporation, an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”).

Parent is owned and controlled by companies affiliated with Angelo Gordon & Co., L.P. (“AG”) and Silver Point Capital, L.P., who are, through certain affiliates, and together with certain other parties, lenders to the Company pursuant to the Credit Agreement described above, and also hold warrants exercisable for the Company’s common shares. Concurrently with the execution and delivery of the Merger Agreement, BRC Properties, Inc. (“BRC”), has entered into a commitment letter with Parent, pursuant to which BRC has committed to contribute its Company common shares to Parent immediately before the Merger in exchange for shares of common stock of Parent. BRC is a significant shareholder of the Company, owning approximately 46.6% of the Company’s outstanding common shares and is controlled by the Borror family.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding common share, without par value, of the Company (“Common Shares”), other than Common Shares held of record or beneficially owned by (i) Parent, (ii) Merger Sub or (iii) any shareholders who are entitled to and who properly exercise and perfect dissenters’ rights under Ohio law, will be converted into the right to receive $0.65 per share in cash, without interest.

The Board of Directors of the Company approved the Merger Agreement following the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”). The consummation of the Merger is subject, among other things, to the adoption of the Merger Agreement by the Company’s shareholders. BRC and certain members of the Borror family have, concurrently with the execution and delivery of the Merger Agreement, entered into a voting agreement pursuant to which such parties have agreed to vote their shares in favor of the adoption of the Merger Agreement.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to other acquisition proposals through March 3, 2008. After this period, the Company is not permitted to solicit other proposals and may not provide information or have discussions regarding alternative proposals, except in certain circumstances. The Merger Agreement also includes other representations, warranties and covenants that are customary for transactions of this type.

Pursuant to the Merger Agreement, immediately before the effective time of the Merger, Parent or Merger Sub will deposit with a paying agent a sufficient amount of cash that provides for the necessary funds to consummate the transactions contemplated by the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference. The Company has also issued a press release announcing the merger transaction, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Amendment No. 7 to Third Amended and Restated Credit Agreement

In connection with the execution and delivery of the Merger Agreement, on January 18, 2008, the Company and all of the participating lenders under the Credit Agreement entered into Amendment No. 7 (the “Seventh Amendment”) to the Credit Agreement, pursuant to which the Company’s lenders agreed to forbear until the earlier of June 30, 2008 or termination of the Merger Agreement from exercising their rights and remedies under the Credit Agreement to facilitate the consummation of the Merger. The Seventh Amendment also provide for a reduction in certain prepayment fees detailed in the Credit Agreement during the “go shop” period set forth in the Merger Agreement, as described above.

The above description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment, which is attached hereto and incorporated by reference herein as Exhibit 99.3, and the full text of the Credit Agreement, as amended by the First, Second, Third, Fourth Fifth and Sixth Amendments thereto, each of which are incorporated by reference to the Company’s Forms 8-K filed on January 3, 2007, January 29, 2007, March 8, 2007, September 17, 2007, September 27, 2007, October 31, 2007 and January 18, 2007, respectively.

Additional Information and Where to Find It

In connection with the proposed Merger and required shareholder approval, the Company will file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of the Company. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE MERGER AGREEMENT. When these documents

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become available, the Company’s shareholders may obtain free copies of them and other documents filed with the SEC at the SEC’s web site at http://www.sec.gov. In addition, the Company’s shareholders may also obtain copies of the documents filed by the Company with the SEC by directing a request by mail or telephone to Dominion Homes, Inc., Attn. Secretary, 4900 Tuttle Crossing Boulevard, Dublin, OH 43016, telephone: (614) 356-5000, or by going to the Company’s Investors page on its corporate web site at http://www.dominionhomes.com.

Participants in the Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Shareholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary and definitive proxy statements regarding the Merger, when filed with the SEC.

Item 7.01	Regulation FD Disclosure.

The information in this Current Report on Form 8-K is also being furnished pursuant to Regulation FD (17 CFR §§243.100 et seq.).

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 18, 2008, by and among the Company, Dominion Holding Corp. and Dominion Merger Corporation.

99.1	Amendment No. 6 to Third Amended and Restated Credit Agreement, dated January 14, 2008, among Dominion Homes, Inc., The Huntington National Bank, as an Issuing Bank and Administrative Agent, Silver Point Finance, LLC, as an Issuing Bank and Senior Administrative Agent, and the Lenders listed therein.

99.2	Press Release, dated January 18, 2008.

99.3	Amendment No. 7 to Third Amended and Restated Credit Agreement, dated January 18, 2008, among Dominion Homes, Inc., The Huntington National Bank, as an Issuing Bank and Administrative Agent, Silver Point Finance, LLC, as an Issuing Bank and Senior Administrative Agent, and the Lenders listed therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

Date	January 18, 2008	By	/s/ William G. Cornely
William G. Cornely,
Executive Vice President — Finance, Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 18, 2008, by and among the Company, Dominion Holding Corp. and Dominion Merger Corporation.

99.1	Amendment No. 6 to Third Amended and Restated Credit Agreement, dated January 14, 2008, among Dominion Homes, Inc., The Huntington National Bank, as an Issuing Bank and Administrative Agent, Silver Point Finance, LLC, as an Issuing Bank and Senior Administrative Agent, and the Lenders listed therein.

99.2	Press Release, dated January 18, 2008.

99.3	Amendment No. 7 to Third Amended and Restated Credit Agreement, dated January 18, 2008, among Dominion Homes, Inc., The Huntington National Bank, as an Issuing Bank and Administrative Agent, Silver Point Finance, LLC, as an Issuing Bank and Senior Administrative Agent, and the Lenders listed therein.